UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported event): October 4, 2023

ZNERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55152	46-1845946
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1120 N. Main St.

Elkhart, IN 46514

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (800) 931-5662

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Symbol	Name of each exchange on which registered
Common	ZNRG	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change In Registrant’s Certifying Accountant

On September 27, 2023 our Board of Directors received formal notice that our independent auditors, Cherry Bekaert, LLP (“CB”) had made the decision to resign as our independent accountants effective as of that date. On September 28, 2003 the Board of Directors voted unanimously to accept the resignation.

By letter dated November 2, 2021, CB was engaged to audit the financial statements of Registrant for the years ending December 31, 2021, 2020 and 2019. Within that engagement letter it stated that if, for any reason, CB was unable to complete the audit, or was unable to form, or not to have formed, an opinion on the financial statements. CB may decline to express an opinion or decline to issue a report as a result of the engagement.

Since the time of the letter, there have been no disagreements on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedures. This relates to Registrant being unable to provide the funding for accounting and requested information that would allow CB to complete the audits.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements.  These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied.  Undue reliance should not be placed on the forward-looking statements in this Current Report on Form 8-K.  We assume no obligation to update such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZNERGY, INC.

Date: October 4, 2023	By:	/s/ Dave Baker
Dave Baker
Chief Executive Officer